EXHIBIT 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS








We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-90512 and 333-47258) of CAS Medical Systems, Inc. of our report dated February 17, 2004 relating to the financial statements, which appears in this Form 10-KSB.


/s/PricewaterhouseCoopers LLP


Hartford, Connecticut
March 26, 2004